Exhibit 10.1
SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 26, 2021, is by and among WOLFSPEED, INC. (formerly known as Cree, Inc.), a North Carolina corporation (the “Borrower”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H

WHEREAS, the Borrower, certain Material Domestic Subsidiaries of the Borrower as may be from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of January 9, 2015 (as amended by the First Amendment to Credit Agreement, dated September 10, 2015, the Consent, dated July 13, 2016, the Second Amendment to Credit Agreement dated as of November 13, 2017, the Third Amendment to Credit Agreement dated as of August 21, 2018, the Consent, dated March 14, 2019, the Fourth Amendment to Credit Agreement dated as of December 16, 2019 and the Fifth Amendment to Credit Agreement dated as of March 27, 2020, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to Definition of Permitted Convertible Indebtedness. The definition of Permitted Convertible Indebtedness set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Convertible Indebtedness” means (1) senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower that meets all of the following requirements: (i) at the time of the consummation thereof and after giving effect thereto, no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to any such Permitted Convertible Indebtedness, the Credit Parties are in compliance with the Asset Coverage Ratio set forth in Section 7.10, (iii) such Permitted Convertible Indebtedness has customary market terms for capital markets convertible indebtedness and (iv) the final maturity date of any such Permitted Convertible Indebtedness shall be at least 365 days after the Termination Date (as the same is in effect as of the time such Permitted Convertible Indebtedness is incurred); and (2) any other Indebtedness of the Borrower that is similarly convertible and has been incurred in compliance with this Credit Agreement (including, without limitation, compliance with the requirements set forth in the foregoing clause (1)). For the avoidance of doubt, the Borrower’s 0.875% convertible senior notes due 2023 and 1.75% convertible senior notes due 2026 will be deemed to be Permitted Convertible Indebtedness.

1.2    Amendment to Section 8.12. Clause (g) set forth in Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(g) so long as (x) no Event of Default or event which, with notice or the passage of time, will constitute an Event of Default has occurred and is continuing or will result therefrom and (y) the Borrower is in compliance with the Asset Coverage Ratio set forth in Section 7.10 after giving effect to such Restricted Payment on a pro forma basis, the Borrower may (1) optionally redeem (including, for the avoidance of doubt, through open market or privately negotiated purchases or otherwise) any Permitted Convertible Indebtedness and (2) upon conversion or exchange of any Permitted Convertible Indebtedness, make cash payments in excess of the aggregate principal amount of such Permitted Convertible Indebtedness.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Sixth Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.

(b)    No Default. No Default or Event of Default exists as of the Sixth Amendment Effective Date and after giving effect to the transactions contemplated hereby.

(c)    Representations and Warranties. The representations and warranties contained in Section 6 of the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Sixth Amendment Effective Date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on the Sixth Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Sixth Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization, or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    The representations and warranties set forth in Section 6 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

3.3    Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement as amended by this Amendment and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement as so amended applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4    Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.6    Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous documents, agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

3.7    Counterparts; Telecopy. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.8    No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.9    GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW 5-1401 AND 5-1402.

3.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 11.10 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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WOLFSPEED, INC.
Sixth AMENDMENT
IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:
WOLFSPEED, INC.,
a North Carolina corporation

By: /s/ Karl Steffen
Name: Karl Steffen
Title:    VP & Treasurer

ADMINISTRATIVE AGENT:    WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent, Issuing Lender, Swingline Lender and as a Lender

By: /s/ Michael Pugsley
Name: Michael Pugsley
Title: Senior Vice President

WOLFSPEED, INC.
SIXTH AMENDMENT

LENDERS
TRUIST BANK, as successor by merger to SunTrust Bank in its capacity as a Lender

By: /s/ Jim C. Wright
Name: Jim C. Wright
Title: Vice President

WOLFSPEED, INC.
SIXTH AMENDMENT

LENDERS
First Horizon Bank,
in its capacity as a Lender

By: /s/ Keith A. Sherman
Name: Keith A. Sherman
Title: Senior Vice President

WOLFSPEED, INC.
SIXTH AMENDMENT

LENDERS                        \
BMO Harris Bank, N.A.,
in its capacity as a Lender

By: /s/ Michael Kus
Name: Michael Kus
Title: Managing Director

WOLFSPEED, INC.
SIXTH AMENDMENT

LENDERS
PNC Bank, National Association,
in its capacity as a Lender

By: /s/ Dawn Kondrat
Name: Dawon Kondrat
Title: Senior Vice President

WOLFSPEED, INC.
SIXTH AMENDMENT

LENDERS
Citibank, N.A.,
in its capacity as a Lender

By: /s/ Robert G. Shaw
Name: Robert G. Shaw
Title: Vice President

WOLFSPEED, INC.
SIXTH AMENDMENT

LENDERS
U.S. Bank National Association,
in its capacity as a Lender

By: /s/ Lukas Coleman
Name: Lukas Coleman
Title: Vice President